UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

BM TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38633	82-3410369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 650 Wayne, PA		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 327-9515

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BMTX	NYSE American LLC
Warrants to purchase Common Stock	BMTX.W	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 20, 2024, BM Technologies, Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”) via webcast on June 20, 2024 to consider the proposals described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 29, 2024 (the “Proxy Statement”). A summary of the matters voted upon by the stockholders is set forth below.

Proposal One: The following individuals, constituting all of the nominees named in the Proxy Statement, were elected as directors. John Dolan and Aaron Hodari were elected as Class I directors, to serve for a term to expire at the 2027 Annual Meeting, or until their successors have been duly elected and qualified. Michael Pavone was elected as a Class II director, to serve for a term to expire at the 2025 Annual Meeting, or until his successor has been elected and qualified. The votes cast at the Annual Meeting were as follows:

Name	For	Withheld	Broker Non-Votes
John Dolan	2,397,415	649,640	3,857,431
Aaron Hodari	2,369,416	677,639	3,857,431
Michael Pavone	2,810,643	236,412	3,857,431

Proposal Two: The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was approved by the stockholders. The votes cast at the Annual Meeting were as follows:

For	Against	Abstentions
6,559,223	37,587	307,676

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being furnished as part of this report:

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BM TECHNOLOGIES, INC.

Date: June 20, 2024	By:	/s/ Ajay Asija
	Name:	Ajay Asija
	Title:	Chief Financial Officer